Exhibit 99.1
Penumbra, Inc. Reports Third Quarter 2020 Financial Results

ALAMEDA, Calif., October 28, 2020 (PR Newswire) - Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on innovative therapies, today reported financial results for the third quarter ended September 30, 2020.

•Revenue of $151.1 million in the third quarter of 2020, an increase of 8.3%, or 7.7% in constant currency1, compared to the third quarter of 2019. US revenue of $109.7 million was approximately 22% above the same period a year ago.
Third Quarter 2020 Financial Results
Total revenue increased to $151.1 million for the third quarter of 2020 compared to $139.5 million for the third quarter of 2019, an increase of 8.3%, or 7.7% on a constant currency basis. The United States represented 73% of total revenue and international represented 27% of total revenue for the third quarter of 2020. Revenue from sales of vascular products grew to $75.2 million for the third quarter of 2020, an increase of 33.6%. US vascular revenue increased 43.5%, while international vascular revenue declined 8.6% compared to the third quarter of 2019. Revenue from sales of neuro products declined to $75.9 million for the third quarter of 2020, a decrease of 8.8%. US neuro revenue and international neuro revenue declined 1.0% and 17.9%, respectively, compared to the third quarter of 2019.
Gross profit was $90.9 million, or 60.2% of total revenue, for the third quarter of 2020, compared to $96.0 million, or 68.8% of total revenue, for the third quarter of 2019.
Total operating expenses for the third quarter of 2020 were $111.1 million, or 73.5% of total revenue. In the third quarter of 2020, total operating expenses include $20.7 million of one-time, non-recurring personnel-related expenses associated with the launch of our Lightning product. Excluding the one-time, non-recurring personnel-related expenses associated with the launch of our Lightning product, total adjusted operating expenses1 (a non-GAAP measure) were $90.4 million, or 59.9% of total revenue, for the third quarter of 2020. This compares to total operating expenses of $83.0 million, or 59.5% of total revenue, for the third quarter of 2019. R&D expenses were $34.9 million for the third quarter of 2020, compared to $13.7 million for the third quarter of 2019. SG&A expenses were $76.2 million for the third quarter of 2020, compared to $69.3 million for the third quarter of 2019.
Operating loss for the third quarter of 2020 was $20.2 million. Excluding the one-time, non-recurring personnel-related expenses associated with the launch of our Lightning product, total adjusted operating income1 (a non-GAAP measure) was $0.5 million for the third quarter of 2020. This compares to an operating income of $13.0 million for the third quarter of 2019.
Impact of COVID-19 Pandemic
While we have continued to see some positive trends in certain areas of our business beginning in May, we remain mindful of the negative impacts on business trends we experienced in April due to the COVID-19 outbreak. The Company has experienced and believes that the impact of the COVID-19 pandemic on the Company's business differs by geography and procedure type. Due to the uncertain scope and duration of the pandemic, the global resurgence of cases, and uncertain timing of global recovery and economic normalization, we still cannot reliably estimate the future impact of the pandemic. Further, we think the on-going impact of the pandemic in the United States and other parts of the world could cause periodic disruption in our revenue until the pandemic is contained.
Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss the third quarter 2020 financial results after market close on Wednesday, October 28, 2020 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (833) 350-1434 for domestic and international callers (conference id: 3538526), or the webcast can be accessed on the “Events” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for at least two weeks following the completion of the call.
About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets novel products and has a broad portfolio that addresses challenging medical conditions in markets with significant unmet need. Penumbra sells its products to hospitals and healthcare providers primarily through its direct sales organization in the United States, most of Europe, Canada and Australia, and through distributors in select international markets. The Penumbra logo is a trademark of Penumbra, Inc. For more information, visit www.penumbrainc.com.

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures in this press release: a) non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP diluted earnings per share (“EPS”) and b) constant currency.

Non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP diluted EPS. The adjustments to GAAP financial measures reflect the exclusion of:

•the effects of the impairment loss on indefinite-lived intangible asset;
•the effects of one-time, non-recurring personnel-related expenses related to the development and launch of the Lightning product; and
•the excess tax benefits associated with share-based compensation arrangements.

Constant Currency. The Company’s constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. In addition, non-GAAP financial measures enable comparison of the Company’s financial results with other public companies, many of which present similar non-GAAP financial measures.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: the impact of the COVID-19 pandemic on our business, results of operations and financial condition; failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; and potential adverse regulatory actions. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 26, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 7, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on August 3, 2020. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$80,115	$72,779
Marketable investments	188,611	116,610
Accounts receivable, net	112,817	105,901
Inventories	191,547	152,992
Prepaid expenses and other current assets	17,109	14,852
Total current assets	590,199	463,134
Property and equipment, net	64,906	51,812
Operating lease right-of-use assets	41,778	43,717
Finance lease right-of-use assets	38,798	39,924
Intangible assets, net	10,640	25,407
Goodwill	8,004	7,656
Deferred taxes	47,910	31,305
Other non-current assets	8,068	2,946
Total assets	$810,303	$665,901
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,544	$15,111
Accrued liabilities	87,691	67,630
Current operating lease liabilities	4,484	4,142
Current finance lease liabilities	1,336	4,165
Total current liabilities	108,055	91,048
Non-current operating lease liabilities	44,998	47,242
Non-current finance lease liabilities	27,391	26,748
Other non-current liabilities	10,147	15,250
Total liabilities	190,591	180,288
Stockholders’ equity:
Common stock	36	35
Additional paid-in capital	585,295	430,659
Accumulated other comprehensive income (loss)	101	(2,324)
Retained earnings	36,974	57,522
Total Penumbra, Inc. stockholders’ equity	622,406	485,892
Non-controlling interest	(2,694)	(279)
Total stockholders’ equity	619,712	485,613
Total liabilities and stockholders’ equity	$810,303	$665,901

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$151,076	$139,502	$393,514	$402,142
Cost of revenue	60,153	43,504	149,652	128,306
Gross profit	90,923	95,998	243,862	273,836
Operating expenses:
Research and development	34,923	13,733	70,594	38,862
Sales, general and administrative	76,158	69,289	210,465	198,045
Total operating expenses	111,081	83,022	281,059	236,907
(Loss) income from operations	(20,158)	12,976	(37,197)	36,929
Interest income, net	413	759	820	2,276
Other income (expense), net	14	(772)	(1,130)	(819)
(Loss) income before income taxes	(19,731)	12,963	(37,507)	38,386
(Benefit from) provision for income taxes	(9,855)	1,963	(15,618)	683
Consolidated net (loss) income	$(9,876)	$11,000	$(21,889)	$37,703
Net loss attributable to non-controlling interest	(1,061)	(483)	(2,539)	(1,066)
Net (loss) income attributable to Penumbra, Inc.	$(8,815)	$11,483	$(19,350)	$38,769

Net (loss) income attributable to Penumbra, Inc. per share:
Basic	$(0.24)	$0.33	$(0.54)	$1.12
Diluted	$(0.24)	$0.32	$(0.54)	$1.07
Weighted average shares outstanding:
Basic	36,207,716	34,840,370	35,568,591	34,681,846
Diluted	36,207,716	36,271,394	35,568,591	36,243,222

Penumbra, Inc.
Reconciliation of GAAP Operating Expenses and GAAP Operating (Loss) Income to Non-GAAP Operating Expenses and Non-GAAP Operating Income (Loss)1
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP operating expenses	$111,081	$83,022	$281,059	$236,907
GAAP total operating expenses includes the effect of the following items:
Impairment loss on indefinite-lived intangible asset	—	—	2,500	—
Expenses associated with Lightning launch	20,652	—	20,652	—
Non-GAAP operating expenses	$90,429	$83,022	$257,907	$236,907

GAAP operating (loss) income from operations	$(20,158)	$12,976	$(37,197)	$36,929
GAAP operating (loss) income from operations includes the effect of the following items:
Impairment loss on indefinite-lived intangible asset	—	—	2,500	—
Expenses associated with Lightning launch	20,652	—	20,652	—
Non-GAAP operating income (loss) from operations	$494	$12,976	$(14,045)	$36,929

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Penumbra, Inc.
Reconciliation of GAAP Net (Loss) Income and GAAP Diluted EPS to Non-GAAP Net Income (Loss) and Non-GAAP Diluted EPS1
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30, 2020		Three Months Ended September 30, 2019		Nine Months Ended September 30, 2020		Nine Months Ended September 30, 2019
	Net (loss) income	Diluted EPS	Net income	Diluted EPS	Net (loss)	Diluted EPS	Net income	Diluted EPS
GAAP net (loss) income	$(8,815)	$(0.24)	$11,483	$0.32	$(19,350)	$(0.54)	$38,769	$1.07
GAAP net (loss) income includes the effect of the following items:
Impairment loss on indefinite-lived intangible asset	—	—	—	—	2,500	0.07	—	—
Expenses associated with Lightning launch	20,652	0.55	—	—	20,652	0.58	—	—
Tax effect on the non-GAAP adjustments above[2]	(2,375)	(0.06)	—	—	(2,662)	(0.07)	—	—
Excess tax benefits related to stock compensation awards	(7,386)	(0.19)	(2,285)	(0.07)	(10,188)	(0.29)	(11,274)	(0.31)
Non-GAAP net income (loss)	$2,076	$0.06	$9,198	$0.25	$(9,048)	$(0.25)	$27,495	$0.76

GAAP diluted EPS		$(0.24)		$0.32		$(0.54)		$1.07
Non-GAAP diluted EPS[3]		$0.06		$0.25		$(0.25)		$0.76

Weighted average shares outstanding used to compute:
GAAP diluted EPS	36,207,716		36,271,394		35,568,591		36,243,222
Non-GAAP diluted EPS[3]	37,400,611		36,271,394		35,568,591		36,243,222

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2For the three and nine months ended September 30, 2020, management used a non-GAAP estimated discrete effective tax rate of 11.5%, since using a non-GAAP estimated annual effective tax rate would yield unconventional results.
3For the purposes of calculating Non-GAAP diluted EPS for the three months ended September 30, 2020, non-GAAP diluted weighted average shares outstanding of 37,400,611 was used, as the Company had non-GAAP net income in the period.

Penumbra, Inc.
Reconciliation of Revenue Change by Geographic Regions and Product Categories to Constant Currency Revenue Change1
(unaudited)
(in thousands)

	Three Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2020	2019	$	%	$	$	%
United States
Neuro	$44,261	$44,701	$(440)	(1.0)%	$—	$(440)	(1.0)%
Vascular	65,395	45,571	19,824	43.5%	—	19,824	43.5%
Total United States	$109,656	$90,272	$19,384	21.5%	$—	$19,384	21.5%
International
Neuro	$31,656	$38,546	$(6,890)	(17.9)%	$(602)	$(7,492)	(19.4)%
Vascular	9,764	10,684	(920)	(8.6)%	(288)	(1,208)	(11.3)%
Total International	$41,420	$49,230	$(7,810)	(15.9)%	$(890)	$(8,700)	(17.7)%
Total	$151,076	$139,502	$11,574	8.3%	$(890)	$10,684	7.7%

Penumbra, Inc.
Reconciliation of Revenue Change by Geographic Regions and Product Categories to Constant Currency Revenue Change1
(unaudited)
(in thousands)

	Nine Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2020	2019	$	%	$	$	%
United States
Neuro	$128,009	$133,305	$(5,296)	(4.0)%	$—	$(5,296)	(4.0)%
Vascular	155,464	125,852	29,612	23.5%	—	29,612	23.5%
Total United States	$283,473	$259,157	$24,316	9.4%	$—	$24,316	9.4%
International
Neuro	$84,821	$112,960	$(28,139)	(24.9)%	$497	$(27,642)	(24.5)%
Vascular	25,220	30,025	(4,805)	(16.0)%	(42)	(4,847)	(16.1)%
Total International	$110,041	$142,985	$(32,944)	(23.0)%	$455	$(32,489)	(22.7)%
Total	$393,514	$402,142	$(8,628)	(2.1)%	$455	$(8,173)	(2.0)%

1See “Non-GAAP Financial Measures” for important information about our use of constant currency and other non-GAAP measures.
Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.